Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Costco Wholesale Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-82782, 333-120523, 333-129172, 333-135052, 333-150014, 333-151748, 333-165550, 333-180163, 333-187418, 333-202673, 333-204739, 333-218397, and 333-230253) on Form S-8 and the registration statement (No. 333-237699) on Form S-3 of Costco Wholesale Corporation of our reports dated October 6, 2020, with respect to the consolidated balance sheets of Costco Wholesale Corporation as of August 30, 2020 and September 1, 2019, the related consolidated statements of income, comprehensive income, equity, and cash flows for the 52-week periods ended August 30, 2020, September 1, 2019 and September 2, 2018, and the related notes (collectively the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of August 30, 2020, which reports appear in the August 30, 2020 annual report on Form 10-K of Costco Wholesale Corporation.

Our report dated October 6, 2020, on the consolidated financial statements, refers to a change in the method of accounting for leases.

/s/ KPMG LLP
Seattle, Washington
October 6, 2020